Preferred Apartment Communities, Inc. Reports Results for Fourth Quarter 2016

Atlanta, GA, February 27, 2017

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we", "our", the "Company" or "Preferred Apartment Communities") today reported results for the quarter and year ended December 31, 2016. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding.

"The company had a superb year, with all areas of our business performing extremely well. Our fantastic earnings are a tribute to the hard work of the best management team in the REIT business" said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer.

Highlights of the Fourth Quarter 2016

•
During the fourth quarter 2016, we acquired a 31-story class A office building located in the central perimeter submarket of Atlanta, Georgia and another 110,000 square foot office building, also located in Atlanta, Georgia, which is situated upon a seven acre site which has been rezoned and is suitable for mixed-use development. We also acquired a grocery-anchored shopping center located in Houston, Texas, comprising approximately 380,000 square feet of gross leasable area.

•
During the fourth quarter 2016, we closed on two real estate investment loans, two member loans and a land acquisition bridge loan of up to an approximate aggregate $49.7 million, in support of a proposed 392-unit multifamily community to be located in Tampa, Florida, a 356-unit multifamily community to be located in suburban Atlanta, Georgia and a 332-unit, 887-bed student housing project to be located in Charlotte, North Carolina.

Financial Highlights

Our operating results are presented below.

	Three months ended December 31,			Twelve months ended December 31,
	2016	2015	% change	2016	2015	% change

Revenues	$58,991,853	$33,916,477	73.9%	$200,118,915	$109,305,512	83.1%

Per share data:
Net loss (1)	$(0.66)	$(0.30)	—	$(2.11)	$(0.95)	—

FFO (2)	$0.24	$0.21	14.3%	$0.90	$0.74	21.6%

Core FFO (2)	$0.32	$0.34	(5.9)%	$1.31	$1.16	12.9%

Dividends (3)	$0.22	$0.1925	14.3%	$0.8175	$0.7275	12.4%

Core Funds From Operations Attributable to Common Stockholders and Unitholders ("Core FFO") excludes acquisition costs and certain other costs not representative of our ongoing operations.

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and Core FFO are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated.
(3) Per share of Common Stock and Class A Unit outstanding.

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Real Estate Assets

	Owned as of December 31, 2016	Potential additions from purchase options in real estate loan portfolio (1)		Total Potential
Multifamily communities:
Properties	24	15		39
Units	8,049	4,108		12,157
Grocery-anchored shopping centers:
Properties	31	1		32
Gross leasable area (square feet)	3,295,491	212,800	(2)	3,508,291
Student housing communities:
Properties	1	8		9
Units	219	1,874		2,093
Beds	679	5,693		6,372
Office buildings:
Properties	3	—		3
Office space (square feet)	1,096,834	—		1,096,834

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan portfolio.
(2) Square footage represents area covered by our purchase options and excludes 123,590 square feet owned by the grocery anchor.

•
For the year 2016, our Core FFO payout ratio to our Common Stockholders and Unitholders was approximately 63.6% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 77.5%. For the fourth quarter 2016, our Core FFO payout ratio to our Common Stockholders and Unitholders was approximately 71.6% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 128.8%. (1)

•
For the year 2016, our Core FFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 55.9% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 60.7%. For the fourth quarter 2016, our Core FFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 60.6% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 73.4%. (1)

•
As of December 31, 2016, our total assets were approximately $2.4 billion compared to approximately $1.3 billion as of December 31, 2015, an increase of approximately $1.1 billion, or approximately 86.9%. This growth was driven almost entirely by property acquisitions and new real estate loans.

•	At December 31, 2016, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 58.9%.

•
AFFO was $26,594,910, or $1.07 per share for the year ended December 31, 2016, an increase of 10.3% on a per share basis from our AFFO result of $21,783,083, or $0.97 per share for the 2015 period. AFFO is calculated after deductions for all preferred dividends.

•	Cash flow from operations for the year 2016 was approximately $61.7 million, an increase of approximately $26.4 million, or 75.1%, compared to approximately $35.2 million for the year 2015.

(1) We calculate the Core FFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to Core FFO or AFFO, respectively. We calculate the Core FFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and Core FFO or AFFO, respectively. Since our operations resulted in a net loss for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-15.

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Subsequent to Quarter End

•
On January 20, 2017, we sold our 364-unit Sandstone Creek multifamily community to an unrelated third party for $48.1 million, exclusive of disposition-related transaction costs and realized a gain on the sale of approximately $0.6 million.

•	On February 2, 2017, the Company declared a quarterly dividend on its Common Stock of $0.22 per share, payable on April 14, 2017 to stockholders of record on March 15, 2017.

•
On February 14, 2017, we sold the last of the Units authorized for sale under our $900 million Follow-on Offering. Also on February 14, 2017, our $1.5 Billion Unit Offering was declared effective by the Securities and Exchange Commission.

Same Store Operations

The following table presents the percentage change in same store multifamily gross revenues, operating expenses and net operating income for the year 2016 versus 2015. Our same store property operating results exclude any properties that are not comparable for the periods presented.

	Year over year growth
	years ended December 31, 2016 versus 2015
	Gross Revenues	Operating Expenses	Net Operating Income

Multifamily	3.3%	6.8%	0.2%	*

* One multifamily community's property tax assessment, which we are appealing, increased approximately 18.5% for 2016 versus 2015. If our property tax expense for all same-store properties for 2016 were the same as 2015, our same-store net operating income would have increased by approximately 4.3% for 2016 over 2015.

Capital Markets Activities

During 2016, we issued and sold 438,673 Units, with each Unit consisting of one share of our Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, under our existing $900 million Unit offering (the "$900 Million Follow-on Offering"), resulting in gross proceeds of approximately $438.1 million. In addition, during 2016, we issued approximately 1.7 million shares of common stock pursuant to the exercise of warrants issued under our $900 Million Follow-on Offering and our expired $150 million Unit Offering, resulting in aggregate gross proceeds of approximately $18.2 million.

On February 14, 2017, we closed the $900 Million Follow-on Offering after a successful capital raise of $900 million and on the same day, our registration statement on Form S-3 (Registration No. 333-211924) (the “$1.5 Billion Follow-On Registration Statement”)  was declared effective by the Securities and Exchange Commission (the “SEC”). This $1.5 Billion Follow-On Registration Statement allows us to offer up to a maximum of 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Unit Offering"). The price per Unit is $1,000. The Units are being offered by our affiliate, Preferred Capital Securities, LLC (“PCS”) on a "reasonable best efforts" basis. The Company intends to invest substantially all the net proceeds of the $1.5 Billion Unit Offering in connection with the acquisition of multifamily communities, other real estate-related investments and general working capital purposes.

On December 2, 2016, the Company’s registration statement on Form S-3 (Registration No. 333-214531) (the “mShares Registration Statement”) was declared effective by the SEC.  The mShares Registration Statement allows us to offer up to a maximum of 500,000 shares of Series M Redeemable Preferred Stock (“mShares”), par value $0.01 per share (the “mShares Offering”).  During 2016, we issued and sold no mShares. The mShares are being offered by PCS on a "reasonable best efforts" basis. The Company intends to invest substantially all the net proceeds of the mShares Offering in connection with the acquisition of multifamily communities, other real estate-related investments and general working capital purposes.

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On July 18, 2016, the Company filed a prospectus for its registration statement on Form S-3 (Registration No. 333-211178) to issue and sell up to $150 million of Common Stock from time to time in an "at the market" offering (the "ATM Offering") through JonesTrading Institutional Services LLC, FBR Capital Markets & Co, and Canaccord Genuity Inc, as its sales agents. The Company intends to use any proceeds from the ATM Offering to (a) repay outstanding amounts under our existing senior secured revolving credit facility and (b) for other general corporate purposes, which includes making investments in accordance with the Company's investment objectives. During 2016, we issued and sold approximately 1.7 million shares of our Common Stock through the ATM Offering for gross proceeds of approximately $23.4 million.

Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On November 3, 2016, we declared a quarterly dividend on our Common Stock of $0.22 per share for fourth quarter 2016. This represents a 14.3% increase in our common stock dividend from our fourth quarter 2015 common stock dividend of $0.1925 per share, and an annualized dividend growth rate of 13.9% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The fourth quarter dividend was paid on January 17, 2017 to all stockholders of record on December 15, 2016. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.22 per unit for fourth quarter 2016, which was paid on or around January 17, 2017 to all Class A Unit holders of record as of December 15, 2016.

Monthly Dividends on Series A Redeemable Preferred Stock

We declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $12.7 million for the fourth quarter ended December 31, 2016 and represents a 6% annual yield.

Conference Call and Supplemental Data

Preferred Apartment Communities will hold its quarterly conference call on Tuesday, February 28, 2017 at 11:00 a.m. Eastern Time to discuss its fourth quarter 2016 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-(844) 890-1791
International Dial-in Number: 1-(412) 380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, February 28, 2017
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' fourth quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Audio Archive.

2017 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loans to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Effective January 1, 2017, we adopted Accounting Standard Update 2017-01 ("ASU 2017-01"), which requires acquisition costs for qualifying asset acquisitions (which we believe our contemplated future acquisitions will be) to be capitalized and amortized rather than expensed as incurred, as was the case under previous guidance. Such activity by nature can cause material variation in our reported depreciation and amortization expense and interest revenue. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate widely. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected core FFO per share to this measure.
Core FFO per share - We currently project Core FFO to be in the range of $1.40 - $1.48 per share for the full year 2017.
Revenue - We currently project total revenues to be in the range of $285 million - $315 million for the full year 2017.

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Core FFO, AFFO and FFO are all calculated after deductions for all preferred stock dividends. A reconciliation of net income (loss) attributable to common stockholders to Core FFO, AFFO and FFO appears on pages S-4 and S-5 of this report, as well as on the Company's website and is available using the following link:

http://investors.pacapts.com/download/4Q16_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements.  Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K for the year ended December 31, 2015 that was filed with the Securities and Exchange Commission, or SEC, on March 14, 2016, and for the year ended December 31, 2016 that will be filed with the SEC by March 16, 2017, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate.  Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate.  In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, with respect to the mShares Offering and the $1.5 Billion Unit Offering, and JonesTrading Institutional Services LLC, with respect to the ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

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The ATM Offering prospectus, dated July 18, 2016, including a base prospectus, dated May 17, 2016, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183216000152/atmprospectus.htm

The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

The final prospectus for the $1.5 Billion Unit Offering, dated February 14, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000032/a424prospectus-15bseriesa.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

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PREFERRED APARTMENT COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

FOURTH QUARTER 2016

SUPPLEMENTAL FINANCIAL DATA

celebrating 5 years of soaring success

Table of Contents

Consolidated Statements of Operations	S-2
Reconciliation of FFO, Core FFO, and AFFO to Net Loss Attributable to Common Stockholders	S-4
Notes to Reconciliation of FFO, Core FFO, and AFFO to Net Loss Attributable to Common Stockholders	S-6
Consolidated Balance Sheets	S-7
Consolidated Statements of Cash Flows	S-8
Real Estate Loan Portfolio	S-9
Multifamily Communities	S-10
Capital Expenditures	S-11
Retail Portfolio	S-12
Multifamily Same Store Financial Data	S-13
Definitions of Non-GAAP Measures	S-15

Cover Photo: Aster at Lely Resort, Naples, Florida

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Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three months ended December 31,
	2016	2015
Revenues:
Rental revenues	$40,789,230	$21,824,050
Other property revenues	6,012,218	2,809,770
Interest income on loans and notes receivable	7,856,232	6,839,746
Interest income from related parties	4,334,173	2,442,911
Total revenues	58,991,853	33,916,477

Operating expenses:
Property operating and maintenance	6,098,507	3,156,855
Property salary and benefits reimbursement to related party	2,710,241	1,770,490
Property management fees	1,671,894	931,962
Real estate taxes	6,137,235	3,023,378
General and administrative	1,302,262	732,123
Equity compensation to directors and executives	656,336	601,185
Depreciation and amortization	23,158,734	11,686,571
Acquisition and pursuit costs	1,428,295	1,309,450
Acquisition fees to related parties	233,384	1,567,650
Asset management fees to related party	4,153,297	2,210,638
Insurance, professional fees, and other expenses	1,956,134	1,155,915

Total operating expenses	49,506,319	28,146,217
Contingent asset management and general and administrative expense fees	(127,322)	(276,999)

Net operating expenses	49,378,997	27,869,218
Operating income	9,612,856	6,047,259
Interest expense	13,595,639	6,431,388

Net loss	(3,982,783)	(384,129)

Consolidated net loss attributable to non-controlling interests	135,246	4,609

Net loss attributable to the Company	(3,847,537)	(379,520)

Dividends declared to Series A preferred stockholders	(12,738,922)	(6,374,354)
Earnings attributable to unvested restricted stock	(3,409)	(2,901)

Net loss attributable to common stockholders	$(16,589,868)	$(6,756,775)

Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.66)	$(0.30)

Weighted average number of shares of Common Stock outstanding,
basic and diluted	25,210,069	22,402,366

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Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Year ended December 31,
	2016	2015
Revenues:
Rental revenues	$137,330,774	$69,128,280
Other property revenues	19,302,548	9,495,522
Interest income on loans and notes receivable	28,840,857	23,207,610
Interest income from related parties	14,644,736	7,474,100
Total revenues	200,118,915	109,305,512

Operating expenses:
Property operating and maintenance	19,981,640	10,878,872
Property salary and benefits reimbursement to related party	10,398,711	5,885,242
Property management fees	5,980,735	3,014,801
Real estate taxes	21,594,369	9,934,412
General and administrative	4,557,990	2,285,789
Equity compensation to directors and executives	2,524,042	2,362,453
Depreciation and amortization	78,139,798	38,096,334
Acquisition and pursuit costs	7,607,737	4,186,092
Acquisition fees to related parties	939,806	4,967,671
Asset management fees to related party	13,637,458	7,041,226
Insurance, professional fees, and other expenses	6,172,972	3,568,356

Total operating expenses	171,535,258	92,221,248
Contingent asset management and general and administrative expense fees	(1,585,567)	(1,805,478)

Net operating expenses	169,949,691	90,415,770
Operating income	30,169,224	18,889,742
Interest expense	44,284,144	21,315,731

Net loss before gain on sale of real estate	(14,114,920)	(2,425,989)

Gain on sale of real estate, net of disposition expenses	4,271,506	—
Net loss	(9,843,414)	(2,425,989)
Consolidated net loss attributable to non-controlling interests	310,291	25,321

Net loss attributable to the Company	(9,533,123)	(2,400,668)

Dividends declared to Series A preferred stockholders	(41,080,645)	(18,751,934)
Earnings attributable to unvested restricted stock	(15,843)	(19,256)

Net loss attributable to common stockholders	$(50,629,611)	$(21,171,858)

Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(2.11)	$(0.95)

Weighted average number of shares of Common Stock outstanding,
basic and diluted	23,969,494	22,182,971

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Reconciliation of FFO, Core FFO, and AFFO
to Net Loss Attributable to Common Stockholders (A)

		Three months ended:
		12/31/2016	12/31/2015

Net loss attributable to common stockholders (See note 1)		$(16,589,868)	$(6,756,775)

Less:	Loss attributable to non-controlling interests (See note 2)	(135,246)	(4,609)
Add:	Depreciation of real estate assets	16,890,027	8,545,481
	Amortization of acquired real estate intangible assets and deferred leasing costs	6,123,722	3,058,298

FFO		6,288,635	4,842,395

Add:	Acquisition and pursuit costs	1,661,679	2,877,100
	Loan cost amortization on acquisition term note (See note 3)	26,938	—
	Amortization of loan coordination fees paid to the Manager (See note 4)	317,997	—

Core FFO		8,295,249	7,719,495

Add:	Non-cash equity compensation to directors and executives	656,336	601,185
	Amortization of loan closing costs (See note 6)	818,685	404,315
	Depreciation/amortization of non-real estate assets	144,985	82,792
	Net loan fees received (See note 7)	497,277	348,317
	Deferred interest income received (See note 8)	—	130,072
Less:	Non-cash loan interest income (See note 7)	(4,227,953)	(3,328,607)
	Cash paid for loan closing costs	(215,258)	(42,023)
	Amortization of acquired real estate intangible liabilities (See note 9)	(743,550)	(379,025)
	Normally recurring capital expenditures and leasing costs (See note 10)	(617,237)	(250,976)

AFFO		$4,608,534	$5,285,545

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$5,740,616	$4,314,999
	Distributions to Unitholders (See note 2)	194,957	53,238
	Total	$5,935,573	$4,368,237

Common Stock dividends and Unitholder distributions per share		$0.22	$0.1925

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.24	$0.21
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.32	$0.34
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.18	$0.23

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	25,210,069	22,402,366
	Class A Units	886,168	276,560
	Common Stock and Class A Units	26,096,237	22,678,926

	Diluted Common Stock and Class A Units (B)	27,009,119	23,443,082

Actual shares of Common Stock outstanding, including 15,498 and 15,067 unvested shares
of restricted Common Stock at December 31, 2016 and 2015, respectively		26,513,690	22,776,618
Actual Class A Units outstanding		886,168	276,560
	Total	27,399,858	23,053,178

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 3.40% weighted average non-controlling interest in the Operating Partnership for the three-month period ended December 31, 2016.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-6.

FOURTH QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 4

Reconciliation of FFO, Core FFO, and AFFO
to Net Loss Attributable to Common Stockholders (A)

		Year ended:
		12/31/2016	12/31/2015

Net loss attributable to common stockholders (See note 1)		$(50,629,611)	$(21,171,858)

	Loss attributable to non-controlling interests (See note 2)	(310,291)	(25,321)
Add:	Depreciation of real estate assets	55,896,381	27,497,386
	Amortization of acquired real estate intangible assets and deferred leasing costs	21,700,590	10,401,698
Less:	Gain on sale of real estate	(4,271,506)	—

FFO		22,385,563	16,701,905

Add:	Acquisition and pursuit costs	8,547,543	9,153,763
	Loan cost amortization on acquisition term note (See note 3)	166,682	96,658
	Amortization of loan coordination fees paid to the Manager (See note 4)	869,651	—
	Costs incurred from extension of management agreement with the Manager (See note 5)	421,387	—

Core FFO		32,390,826	25,952,326

Add:	Non-cash equity compensation to directors and executives	2,524,042	2,362,453
	Amortization of loan closing costs (See note 6)	2,559,096	1,377,618
	Depreciation/amortization of non-real estate assets	542,827	197,250
	Net loan fees received (See note 7)	1,872,105	1,387,109
	Deferred interest income received (See note 8)	6,875,957	3,380,451
Less:	Non-cash loan interest income (See note 7)	(14,685,707)	(9,924,973)
	Abandoned pursuit costs	—	(39,657)
	Cash paid for loan closing costs	(228,534)	(571,876)
	Amortization of acquired real estate intangible liabilities (See note 9)	(2,458,342)	(1,074,202)
	Normally recurring capital expenditures and leasing costs (See note 10)	(2,797,360)	(1,263,416)

AFFO		$26,594,910	$21,783,083

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$19,940,730	$16,196,324
	Distributions to Unitholders (See note 2)	671,250	202,545
	Total	$20,611,980	$16,398,869

Common Stock dividends and Unitholder distributions per share		$0.8175	$0.7275

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.90	$0.74
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$1.31	$1.16
AFFO per weighted average basic share of Common Stock and Unit outstanding		$1.07	$0.97

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	23,969,494	22,182,971
	Class A Units	819,197	278,745
	Common Stock and Class A Units	24,788,691	22,461,716

	Diluted Common Stock and Class A Units (B)	26,502,136	22,982,002

Actual shares of Common Stock outstanding, including 15,498 and 15,067 unvested shares
of restricted Common Stock at December 31, 2016 and 2015, respectively		26,513,690	22,776,618
Actual Class A Units outstanding		886,168	276,560
	Total	27,399,858	23,053,178

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 3.30% weighted average non-controlling interest in the Operating Partnership for the year ended December 31, 2016.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-6.

FOURTH QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 5

Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders

1)
Rental and other property revenues and expenses for the three-month period ended December 31, 2016 include activity for the two office buildings and one grocery-anchored shopping center acquired during the fourth quarter 2016 only from their respective dates of acquisition. In addition, the fourth quarter 2016 period includes a full quarter of activity for the six multifamily communities, 16 grocery-anchored shopping centers and one student housing community and office building acquired during the first three quarters of 2016. Rental and other property revenues and expenses for the three-month period ended December 31, 2015 include activity for the two multifamily communities and two grocery-anchored shopping centers only from their respective dates of acquisition during the fourth quarter 2015.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 886,168 Class A Units as of December 31, 2016. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 3.40% and 1.22% for the three-month periods ended December 31, 2016 and 2015, respectively and 3.30% and 1.24% for the years ended December 31, 2016 and 2015, respectively.

3)
We incurred loan closing costs for the acquisition of the Village at Baldwin Park multifamily community during the first quarter 2016 on our $35 million acquisition term loan facility, or 2016 Term Loan, and on our $11 million term note. These costs were deferred and are being amortized over the lives of the two instruments. We also incurred loan closing costs for the acquisition of the Avenues at Northpointe and Avenues at Cypress multifamily communities in 2015 on our $32 million acquisition term loan facility, or 2015 Term Loan. These costs were deferred and were amortized over the life of the 2015 Term Loan until it was repaid in full on May 12, 2015. The amortization expense of these deferred costs is an additive adjustment in the calculation of Core FFO.

4)
Beginning in 2016, we pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. Loan coordination fees were introduced to replace acquisition fees and to more accurately reflect the administrative effort involved in arranging debt financing for acquired properties. The portion of the loan coordination fees attributable to the financing are amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of Core FFO. At December 31, 2016, aggregate unamortized loan costs were approximately $8.7 million, which will be amortized over a weighted average remaining loan life of approximately 10.3 years.

5)
We incurred legal costs pertaining to the extension of our management agreement with our Manager. The three-year extension was effective as of June 3, 2016. Such costs are an additive adjustment to FFO in our calculation of Core FFO.

6)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our $150 million syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to Core FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At December 31, 2016, aggregate unamortized loan costs were approximately $15.0 million, which will be amortized over a weighted average remaining loan life of approximately 6.9 years.

7)
We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received in excess of amortization income, after the payment of acquisition fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from Core FFO in the calculation of AFFO.

8)
The Company records deferred interest revenue on certain of its real estate loans. These adjustments reflect the receipt during the periods presented of interest income which was earned and accrued prior to those periods presented on various real estate loans.

9)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for retail assets. At December 31, 2016, the balance of unamortized below-market lease intangibles was approximately $29.8 million, which will be recognized over a weighted average remaining lease period of approximately 9.5 years.

10)
We deduct from Core FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures, which totaled $1,679,437 and $730,821 for the three-month periods ended December 31, 2016 and 2015, respectively and $5,939,510 and $2,871,202 for the years ended December 31, 2016 and 2015, respectively. This adjustment also deducts from Core FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers.

See Definitions of Non-GAAP Measures beginning on page S-15.

FOURTH QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 6

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2016	December 31, 2015

Assets
Real estate
Land	$299,547,501	$141,729,264
Building and improvements	1,499,129,649	733,417,442
Tenant improvements	37,806,472	5,781,199
Furniture, fixtures, and equipment	126,357,742	86,092,408
Construction in progress	2,645,634	609,400
Gross real estate	1,965,486,998	967,629,713
Less: accumulated depreciation	(103,814,894)	(48,155,874)
Net real estate	1,861,672,104	919,473,839
Property held for sale	—	33,817,081
Real estate loans, net of deferred fee income	201,855,604	180,688,293
Real estate loans to related parties, net	130,905,464	57,313,465
Total real estate and real estate loans, net	2,194,433,172	1,191,292,678

Cash and cash equivalents	12,321,787	2,439,605
Restricted cash	55,392,984	12,539,440
Notes receivable	15,499,699	18,489,247
Note receivable and revolving line of credit due from related party	22,115,976	19,454,486
Accrued interest receivable on real estate loans	21,894,549	14,294,648
Acquired intangible assets, net of amortization	79,156,400	19,381,473
Deferred loan costs on Revolving Line of Credit, net of amortization	1,768,779	488,770
Deferred offering costs	2,677,023	5,834,304
Tenant receivables and other assets	15,572,233	11,314,382

Total assets	$2,420,832,602	$1,295,529,033

Liabilities and equity
Liabilities
Mortgage notes payable, principal amount	$1,327,878,112	$668,836,291
Less: deferred loan costs, net of amortization	(22,007,641)	(8,099,517)
Mortgage notes payable, net of deferred loan costs	1,305,870,471	660,736,774
Mortgage note held for sale	—	28,109,000
Revolving line of credit	127,500,000	34,500,000
Term note payable	11,000,000	—
Less: deferred loan costs, net of amortization	(40,095)	—
Term note payable, net of deferred loan costs	10,959,905	—
Real estate loan participation obligation	20,761,819	13,544,160
Accounts payable and accrued expenses	20,814,910	12,644,818
Accrued interest payable	3,541,640	1,803,389
Dividends and partnership distributions payable	10,159,629	6,647,507
Acquired below market lease intangibles, net of amortization	29,774,033	9,253,450
Security deposits and other liabilities	6,189,033	2,836,145
Total liabilities	1,535,571,440	770,075,243

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050,000 shares authorized; 924,855 and 486,182 shares issued; 914,422 and 482,964
shares outstanding at December 31, 2016 and December 31, 2015, respectively	9,144	4,830
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
26,498,192 and 22,761,551 shares issued and outstanding at
December 31, 2016 and December 31, 2015, respectively	264,982	227,616
Additional paid-in capital	906,737,470	536,450,877
Accumulated deficit	(23,231,643)	(13,698,520)
Total stockholders' equity	883,779,953	522,984,803
Non-controlling interest	1,481,209	2,468,987
Total equity	885,261,162	525,453,790

Total liabilities and equity	$2,420,832,602	$1,295,529,033

FOURTH QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year ended December 31,
	2016	2015
Operating activities:
Net loss	$(9,843,414)	$(2,425,989)
Reconciliation of net loss to net cash provided by operating activities:
Depreciation expense	56,415,608	27,672,387
Amortization expense	21,724,190	10,423,947
Amortization of above and below market leases	(1,653,016)	(816,509)
Deferred fee income amortization	(994,809)	(868,615)
Deferred loan cost amortization	3,595,429	1,474,276
(Increase) in accrued interest income on real estate loans	(7,599,901)	(6,256,200)
Equity compensation to executives, directors and consultants	2,524,042	2,362,453
Other	48,126	(19,743)
Gain on sale of real estate	(4,271,506)	—
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(4,331,216)	(2,341,649)
Increase in accounts payable and accrued expenses	3,112,553	4,866,996
Increase in accrued interest payable	1,789,109	616,681
Increase in prepaid rents	818,083	362,625
Increase in security deposits and other liabilities	328,191	170,763
Net cash provided by operating activities	61,661,469	35,221,423

Investing activities:
Investment in real estate loans	(151,027,549)	(114,026,945)
Repayments of real estate loans	36,672,482	18,772,024
Notes receivable issued	(9,887,486)	(19,339,695)
Notes receivable repaid	12,895,101	15,350,624
Note receivable issued to and draws on line of credit by related party	(34,206,553)	(18,634,237)
Repayments of line of credit by related party	31,096,618	12,502,579
Origination fees received on real estate loans	3,703,514	2,761,047
Origination fees paid on real estate loans	(1,886,105)	(1,349,273)
Acquisition fees paid to real estate loan participants	—	(24,665)
Acquisition of properties	(1,010,111,945)	(420,700,550)
Disposition of properties, net	10,606,386	—
Additions to real estate assets - improvements	(10,263,736)	(4,239,725)
Proceeds from sale of fixed assets	10,000	—
Deposits paid on acquisitions	(839,600)	(660,400)
Increase in restricted cash	(3,344,721)	(3,920,995)
Net cash used in investing activities	(1,126,583,594)	(533,510,211)

Financing activities:
Proceeds from mortgage notes payable	622,394,000	256,865,500
Payment for mortgage extinguishment	(12,035,587)	(4,175,271)
Payments for deposits and other mortgage loan costs	(19,130,246)	(4,481,004)
Proceeds from real estate loan participants	6,432,700	4,996,680
Proceeds from lines of credit	470,136,020	295,800,000
Payments on lines of credit	(377,136,020)	(285,800,000)
Proceeds from term loan	46,000,000	32,000,000
Repayment of the term loan	(35,000,000)	(32,000,000)
Proceeds from sales of Units, net of offering costs and redemptions	390,904,255	262,456,354
Proceeds from sales of Common Stock	22,956,604	5,381,848
Proceeds from exercises of warrants	21,503,490	1,998,414
Common stock dividends paid	(18,515,113)	(15,578,760)
Preferred stock dividends paid	(38,940,901)	(17,373,097)
Distributions to non-controlling interests	(529,528)	(174,686)
Payments for deferred offering costs	(4,685,367)	(2,300,855)
Contribution from non-controlling interests	450,000	—
Net cash provided by financing activities	1,074,804,307	497,615,123

Net increase (decrease) in cash and cash equivalents	9,882,182	(673,665)
Cash and cash equivalents, beginning of year	2,439,605	3,113,270
Cash and cash equivalents, end of year	$12,321,787	$2,439,605

FOURTH QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 8

Real Estate Loans

The following table presents our portfolio of real estate loans. The loan balance column lists the drawn amount of each loan as of December 31, 2016. We hold options, but not obligations, to purchase certain of the properties which are partially financed by our real estate loans. The option purchase prices are negotiated at the time of the loan closing and except for the Founders' Village loan, which is fixed at $44,266,000, are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 15 and 60 basis points, depending on the loan.

		Total units upon	Loan balance at December 31,	Total loan	Purchase option window
Project/Property	Location	completion	2016 (1)	commitments	Begin	End

Multifamily communities:
Founders' Village	Williamsburg, VA	247	$9,866,000	$10,346,000	5/1/2017	7/15/2017
Encore	Atlanta, GA	340	10,958,200	10,958,200	1/8/2018	5/8/2018
Encore Capital	Atlanta, GA	—	6,748,380	9,758,200	N/A	N/A
Palisades	Northern VA	304	16,214,545	17,270,000	3/1/2018	7/31/2018
Fusion	Irvine, CA	280	49,456,067	59,052,583	1/1/2018	4/1/2018
Green Park	Atlanta, GA	310	13,464,372	13,464,372	11/1/2017	2/28/2018
Summit Crossing III	Atlanta, GA	172	7,246,400	7,246,400	8/1/2017	11/30/2017
Overture	Tampa, FL	180	6,123,739	6,920,000	1/1/2018	5/1/2018
Aldridge at Town Village	Atlanta, GA	300	10,656,171	10,975,000	11/1/2017	2/28/2018
Bishop Street	Atlanta, GA	232	11,145,302	12,693,457	10/1/2018	12/31/2018
Hidden River	Tampa, FL	300	4,734,960	4,734,960	9/1/2018	12/31/2018
Hidden River Capital	Tampa, FL	—	4,626,238	5,380,000	N/A	N/A
CityPark II	Charlotte, NC	200	3,364,800	3,364,800	5/1/2018	8/31/2018
CityPark II Capital	Charlotte, NC	—	3,325,668	3,916,000	N/A	N/A
Park 35 on Clairmont	Birmingham, AL	271	19,795,886	21,060,160	S + 90 days (2)	S + 150 days (2)
Fort Myers	Fort Myers, FL	224	3,654,621	4,000,000	N/A	N/A
Wiregrass	Tampa, FL	392	1,862,548	14,975,853	S + 90 days (2)	S + 150 days (2)
Wiregrass Capital	Tampa, FL	—	3,268,114	3,744,147	N/A	N/A
360 Forsyth	Atlanta, GA	356	2,520,420	3,225,000	N/A	N/A

Student housing communities:
Haven West	Atlanta, GA	—	6,784,167	6,940,795	N/A	N/A
Haven 12	Starkville, MS	152	5,815,849	6,116,384	9/1/2017	11/30/2017
Stadium Village	Atlanta, GA	198	13,329,868	13,424,995	9/1/2017	11/30/2017
18 Nineteen	Lubbock, TX	217	15,584,017	15,598,352	10/1/2017	12/31/2017
Haven South	Waco, TX	250	15,301,876	15,455,668	10/1/2017	12/31/2017
Haven46	Tampa, FL	158	9,136,847	9,819,662	11/1/2018	1/31/2019
Haven Northgate	College Station, TX	427	46,419,194	64,678,549	10/1/2018	12/31/2018
Lubbock II	Lubbock, TX	140	8,770,838	9,357,171	11/1/2018	1/31/2019
Haven Charlotte	Charlotte, NC	332	5,781,295	19,581,593	12/1/2019	2/28/2020
Haven Charlotte Member	Charlotte, NC	—	—	8,201,170	N/A	N/A

New Market Properties:
Dawson Marketplace	Atlanta, GA	—	12,613,860	12,857,005	12/16/2017	12/15/2018

Other:
Crescent Avenue	Atlanta, GA	—	6,000,000	6,000,000	N/A	N/A

		5,982	334,570,242	$411,116,476
Unamortized loan origination fees			(1,809,174)
Carrying amount			$332,761,068

(1) Loan balances presented are principal amounts due.
(2) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% stabilization rate by the underlying property.

FOURTH QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 9

Multifamily Communities

				Three months ended December 31, 2016
Property	Location	Number of units	Average unit size (sq. ft.)	Average occupancy		Average rent per unit

Ashford Park	Atlanta, GA	408	1,008	96.0%		$1,213
Lake Cameron	Raleigh, NC	328	940	96.4%		$950
McNeil Ranch	Austin, TX	192	1,071	93.4%		$1,246
Stone Rise	Philadelphia, PA	216	1,079	91.0%		$1,453
Enclave at Vista Ridge	Dallas, TX	300	1,079	93.4%		$1,157
Stoneridge Farms at the Hunt Club	Nashville, TN	364	1,153	93.7%		$1,042
Vineyards	Houston, TX	369	1,122	92.2%		$1,134

Total/Avg PAC Same Store		2,177		94.3%

Summit Crossing	Atlanta, GA	485	1,053	—%		$1,115
Sandstone Creek	Kansas City, KS	364	1,135	—%		$1,036
CityPark View	Charlotte, NC	284	948	—%		$1,064
Avenues at Creekside	San Antonio, TX	395	974	90.0%		$1,169
Citi Lakes	Orlando, FL	346	984	90.5%		$1,340
Lenox Portfolio	Nashville, TN	474	886	98.4%		$1,170
Stone Creek	Houston, TX	246	852	—%		$1,024
Overton Rise	Atlanta, GA	294	1,018	95.3%		$1,441
Village at Baldwin Park	Orlando, FL	528	1,069	—%		$1,454
Crosstown Walk	Tampa, FL	342	980	90.5%		$1,241
525 Avalon Park	Orlando, FL	487	1,394	—%		$1,315
Sorrel	Jacksonville, FL	290	1,048	94.5%		$1,377
Avenues at Cypress	Houston, TX	240	1,166	97.8%		$1,390
Avenues at Northpointe	Houston, TX	280	1,154	92.0%		$1,322
Aster at Lely Resort	Naples, FL	308	979	94.4%		$1,356
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	96.2%		$1,559

Total PAC Non-Same Store		5,600

Joint venture:
City Vista	Pittsburgh, PA	272	1,023	87.8%		$1,360

Student housing community:						Average rent per bed
North by Northwest	Tallahassee, FL	219	1,137	99.9%		$715

Total All PAC units		8,268		93.9%	(1)

(1) Excludes average occupancy for student housing community.

For the three-month period ended December 31, 2016, our average occupancy was 93.9%. We define average occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in this calculation except for properties which are not yet stabilized, which we define as properties having first achieved 93% physical occupancy, properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects or are adding additional phases (Summit Crossing, Stone Creek, Village at Baldwin Park, 525 Avalon Park and CityPark View). Sandstone Creek is excluded since it was sold on January 20, 2017.

FOURTH QUARTER 2016 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S- 10

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

For the three-month period ended December 31, 2016, our capital expenditures were as follows:

	Nonrecurring capital expenditures			Recurring capital expenditures
	Budgeted at acquisition	Other	Total		Total

Multifamily communities:
Summit Crossing	$—	$—	$—	$21,170	$21,170
Stone Rise	—	—	—	11,158	11,158
Ashford Park	—	33,660	33,660	12,182	45,842
McNeil Ranch	—	141,968	141,968	13,626	155,594
Lake Cameron	—	—	—	30,077	30,077
Stoneridge Farms at the Hunt Club	—	21,498	21,498	24,313	45,811
Vineyards	—	—	—	22,848	22,848
Enclave	—	—	—	18,672	18,672
Sandstone	—	—	—	30,741	30,741
Cypress	—	28,067	28,067	3,938	32,005
Northpointe	—	35,386	35,386	14,479	49,865
Lakewood Ranch	—	—	—	5,259	5,259
Aster at Lely	—	—	—	14,919	14,919
CityPark View	—	13,411	13,411	3,215	16,626
Avenues at Creekside	—	23,811	23,811	15,409	39,220
Citilakes	—	2,626	2,626	14,962	17,588
Stone Creek	—	12,664	12,664	12,844	25,508
Lenox Portfolio	422,412	499	422,911	26,506	449,417
Village at Baldwin Park	516,776	—	516,776	64,700	581,476
Crosstown Walk	—	—	—	14,002	14,002
Overton Rise	—	—	—	14,365	14,365
525 Avalon Park	—	—	—	57,875	57,875
City Vista	—	—	—	1,029	1,029
Sorrel	10,960	—	10,960	1,620	12,580

	950,148	313,590	1,263,738	449,909	1,713,647
Retail:
Parkway Town Centre	—	—	—	25,091	25,091
Spring Hill Plaza	—	—	—	11,992	11,992
Barclay Crossing	—	—	—	5,687	5,687
Deltona Landings	—	—	—	43	43
Sweetgrass Corner	—	7,909	7,909	23,317	31,226
Salem Cove	—	—	—	5,562	5,562
Independence Square	—	8,243	8,243	16,950	25,193
Summit Point	—	—	—	884	884
The Overlook at Hamilton Place	—	—	—	3,138	3,138
Wade Green Village	—	21,018	21,018	—	21,018
Anderson Central	—	9,290	9,290	2,562	11,852
Fairview Market	—	—	—	3,166	3,166
Fury's Ferry	—	—	—	19,586	19,586
Lakeland Plaza	—	—	—	34,967	34,967
Shoppes of Parkland	—	—	—	17,900	17,900
Champions Village	—	—	—	652	652

	—	46,460	46,460	171,497	217,957

Student Housing:
North by Northwest	369,239	—	369,239	(4,169)	365,070

Total	$1,319,387	$360,050	$1,679,437	$617,237	$2,296,674

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Retail Portfolio

Our retail portfolio consists of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Grocery anchor tenant

Woodstock Crossing	Atlanta, GA	1994	66,122	92.6%	Kroger
Cherokee Plaza	Atlanta, GA	1958	102,864	100.0%	Kroger
Lakeland Plaza	Atlanta, GA	1990	301,711	93.9%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853	92.8%	Publix
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	84.4%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	93.2%	Publix
Summit Point	Atlanta, GA	2004	111,970	81.5%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	97.3%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978	89.7%	Publix
East Gate Shopping Center	Augusta, GA	1995	75,716	89.5%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	95.2%	Publix
Parkway Centre	Columbus, GA	1999	53,088	97.4%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	100.0%	Publix
Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	93.6%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720	95.0%	BJ's Wholesale Club
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	95.5%	Publix
University Palms	Orlando, FL	1993	99,172	98.4%	Publix
Champions Village	Houston, TX	1973	383,093	79.1%	Randalls
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218	91.5%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,287	100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124	98.6%	Bi-Lo
Anderson Central	Greenville Spartanburg, SC	1999	223,211	97.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	94.2%	Publix
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
Heritage Station	Raleigh, NC	2004	72,946	100.0%	Harris Teeter
Southgate Village	Birmingham, AL	1988	75,092	100.0%	Publix

			3,295,491

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of December 31, 2016, our retail portfolio was 93.0% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

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Details regarding lease expirations (assuming no exercises of tenant renewal options) within our retail assets as of December 31, 2016 were:

	Total retail portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	11	28,425	0.9%
2017	74	148,921	4.8%
2018	87	331,988	10.8%
2019	73	632,376	20.7%
2020	67	383,745	12.5%
2021	65	336,008	11.0%
2022	23	128,398	4.2%
2023	6	23,839	0.8%
2024	14	317,813	10.4%
2025	14	212,072	6.9%
2026	5	70,661	2.3%
2027+	13	447,279	14.7%

	452	3,061,525	100.0%

The Company's Annual Report on Form 10-K for the year 2016 will present statements of operations by reportable segment within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations. Included in this disclosure will be revenues and specifically identifiable expenses of New Market Properties, LLC.

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company’s multifamily communities that have been owned for at least 24 full months, enabling comparisons of the current year reporting period to the prior year comparative period. The Company excludes the same store operating results of properties for which construction of adjacent phases have commenced (the Company holds real estate loans partially supporting additional phases of the CityPark View and Summit Crossing multifamily communities, which are excluded as well). For the periods presented, same store operating results consist of the operating results of the following multifamily communities:

Stoneridge Farms at Hunt Club	Stone Rise
Vineyards	Enclave at Vista Ridge
McNeil Ranch	Ashford Park
Lake Cameron

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Increased real estate taxes had a negative impact on our growth in same store net operating income, as shown below. These increases are the result of our heavy acquisition growth model.  Taxing authorities typically adjust real estate taxes within 12 to 24 months after an acquisition, which can severely impact our same store results.  The figures below show a hypothetical instance of our same store results as if real estate taxes were held constant for 2016 versus 2015. Same store net operating income and same store net operating income before property tax increase are non-GAAP measures that are most directly comparable to net income (loss), with a reconciliation following below.

Same Store Net Operating Income

	Year ended:
	12/31/2016	12/31/15	$ change	% change
Revenues:
Rental revenues	$28,061,959	$27,230,439	$831,520	3.1%
Other property revenues	3,580,621	3,414,493	166,128	4.9%
Total revenues	31,642,580	30,644,932	997,648	3.3%

Operating expenses:
Property operating and maintenance	5,013,272	4,837,067	176,205	3.6%
Payroll	2,856,216	2,814,123	42,093	1.5%
Property management fees	1,267,825	1,222,456	45,369	3.7%
Real estate taxes	4,758,724	4,091,852	666,872	16.3%
Other	1,157,487	1,130,356	27,131	2.4%
Total operating expenses	15,053,524	14,095,854	957,670	6.8%

Same store net operating income	16,589,056	16,549,078	39,978	0.2%
Adjustment to remove increased real estate taxes	666,872	—	666,872	—
Same store net operating income before property tax increase	$17,255,928	$16,549,078	$706,850	4.3%

Reconciliation of Same Store Net Operating Income (NOI) to Net Loss

	Year ended:
	12/31/2016	12/31/15

Same store net operating income before property tax increase	$17,255,928	$16,549,078
Less: adjustment to remove increased real estate taxes	(666,872)	—

Same store net operating income	16,589,056	16,549,078

Add:
Non-same-store property revenues	124,990,743	47,979,479
Less:
Non-same-store property operating expenses	49,183,937	18,689,477

Property net operating income	92,395,862	45,839,080
Add:
Interest revenue on notes receivable	28,946,968	23,207,610
Interest revenue on related party notes receivable	14,538,625	7,474,100
Less:
Equity stock compensation	2,524,042	2,362,453
Depreciation and amortization	78,139,798	38,096,334
Interest expense	44,284,144	21,315,731
Acquisition costs	7,607,737	4,186,092
Acquisition costs to related party	939,806	4,967,671
Management fees	13,637,458	7,041,226
Other corporate expenses	4,448,957	2,782,749

Contingent asset management and general and administrative expense fees	(1,585,567)	(1,805,477)
Gain on sale of real estate	4,271,506	—

Net loss	$(9,843,414)	$(2,425,989)

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Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

Analysts, managers and investors make certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ operating results. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability.

The NAREIT definition of FFO (and the one reported by the Company) is:
Net income/loss:

•	excluding impairment charges on and gains/losses from sales of depreciable property;

•	plus depreciation and amortization of real estate assets and deferred leasing costs; and

•	after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Core Funds From Operations Attributable to Common Stockholders and Unitholders (“Core FFO”)

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, the Company incurs substantial costs related to property acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions and beginning January 1, 2016, amortization of loan coordination fees to FFO in its calculation of Core FFO since such costs are not representative of our operating results. The Company also adds back any costs incurred related to the extension of our management agreement with our Manager, realized losses on debt extinguishment and any non-cash dividends in this calculation. Core FFO figures reported by us may not be comparable to those Core FFO figures reported by other companies.

We utilize Core FFO as a measure of the operating performance of our portfolio of real estate assets. We believe Core FFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. Core FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to Core FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

Core FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received; and
• deferred interest income received;

Less:
• non-cash loan interest income;
• cash paid for pursuit costs on abandoned acquisitions;

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• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.    FFO,Core FFO, and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Same Store Net Operating Income (NOI)

The Company uses same store net operating income and same store net operating income before property tax increase as operational metrics for properties the Company has owned for at least 24 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income and net operating income before property tax increase are important supplemental measures of operating performance for REITs because they provide measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but neither net operating income nor net operating income before property tax increase are a substitute for the closest GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, or membership or partnership interests in other income-producing property types as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At December 31, 2016, the Company was the approximate 96.8% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

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